UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2018

CLEARWAY ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36002	46-1777204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Carnegie Center, Suite 300, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 608-1525

(Registrant’s telephone number, including area code)

NRG Yield, Inc.

804 Carnegie Center, Princeton, New Jersey 08540

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On August 31, 2018, pursuant to the terms of the Purchase and Sale Agreement (as amended, the “PSA”), dated February 6, 2018, by and among NRG Energy, Inc., a Delaware corporation (“NRG”), NRG Repowering Holdings LLC, a Delaware limited liability company (“Repowering” and, collectively with NRG, “NRG Energy”) and GIP III Zephyr Acquisition Partners, L.P., a Delaware limited partnership (“GIP”), GIP acquired from NRG Energy 100% of the outstanding membership interests of Zephyr Renewables LLC, a Delaware limited liability company (“Zephyr Renewables” and such transaction, the “Zephyr Transaction”), which owns, among other assets, (1) 100% of the shares of Class B common stock and 100% of the shares of Class D common stock (collectively, the “Company Shares”) of NRG Yield, Inc. (now known as Clearway Energy, Inc.), a Delaware corporation (the “Company”) and (2) 100% of the Class B units and 100% of the Class D units (collectively, the “Company Units”, and, collectively with the Company Shares, the “Company Securities”, and the sale of the Company Securities owned by NRG Energy to GIP, the “Company Securities Transaction”) of NRG Yield LLC (now known as Clearway Energy LLC), a Delaware limited liability company (“Yield LLC”), for an aggregate purchase price (the “Purchase Price”), paid in United States Dollars, of approximately $1.348 billion.  GIP funded the Purchase Price with capital contributions from limited partners of GIP investment funds.  As a result of the consummation of the Company Securities Transaction, GIP indirectly acquired a 45.2% economic interest in Yield LLC and 55% voting interest in the Company as of August 31, 2018.

The Company provided its consent to the Company Securities Transaction subject to the terms and conditions of the Consent and Indemnity Agreement, dated February 6, 2018, as amended (the “Consent and Indemnity Agreement”), by and among the Company, NRG, Repowering, GIP and, solely for purposes of Sections E.5, E.6 and G.12 thereof, NRG Yield Operating LLC (now known as Clearway Energy Operating LLC) (“Yield Operating LLC”), a Delaware limited liability company and a subsidiary of the Company.

Master Services Agreements

On August 31, 2018, in connection with the consummation of the Company Securities Transaction, the Company, Yield LLC and Yield Operating LLC entered into a Master Services Agreement with Zephyr Renewables (the “NYLD MSA”), pursuant to which Zephyr Renewables and certain of its affiliates or third party service providers will provide certain services to the Company and certain of its subsidiaries following the consummation of the Company Securities Transaction, in exchange for the payment of a fee in respect of such services.  The foregoing description of the NYLD MSA does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the NYLD MSA attached as Exhibit 10.1 hereto, which is incorporated herein by reference.

On August 31, 2018, in connection with the consummation of the Company Securities Transaction, the Company, Yield LLC and Yield Operating LLC entered into a Master Services Agreement with Zephyr Renewables (the “Zephyr MSA”), pursuant to which the Company and certain of its affiliates or third party service providers will provide certain services to Zephyr Renewables and certain of its subsidiaries following the consummation of the Company Securities Transaction, in exchange for the payment of a fee in respect of such services.  The foregoing description of the Zephyr MSA does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Zephyr MSA attached as Exhibit 10.2 hereto, which is incorporated herein by reference.

ROFO Agreements

On August 31, 2018, in connection with the consummation of the Company Securities Transaction, the Company entered into a right of first offer agreement with Zephyr Renewables (the “Zephyr ROFO Agreement”), and solely for purposes of Section 2.4 thereof, GIP, pursuant to which Zephyr Renewables granted the Company and its subsidiaries a right of first offer on any proposed sale or transfer of certain assets owned by Zephyr Renewables.  The Zephyr ROFO Agreement also provides the Company the right to make an equity investment of up to $190,000,000 in one or more distributed generation portfolios developed or owned by Zephyr Renewables or its subsidiaries after August 31, 2018.  The foregoing description of the Zephyr ROFO Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Zephyr ROFO Agreement attached as Exhibit 10.3 hereto, which is incorporated herein by reference.

On August 31, 2018, the Company entered into a Third Amended and Restated Right of First Offer Agreement with NRG (the “Third Amended and Restated ROFO Agreement”), pursuant to which NRG will provide the Company and its subsidiaries a right of first offer on any proposed sale or transfer of 100% of the membership interests in Agua Caliente Borrower 1 LLC.  The foregoing description of the Third Amended and Restated ROFO Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Third Amended and Restated ROFO Agreement attached as Exhibit 10.5 hereto, which is incorporated herein by reference.

Voting and Governance Agreement

On August 31, 2018, in connection with the consummation of the Company Securities Transaction, the Company entered into a Voting and Governance Agreement with Zephyr Renewables (the “Voting and Governance Agreement”) relating to certain governance matters of the Company, including the composition of the board of directors of the Company (the “Board”), implementation of a proposal for an amendment of the Restated Certificate of Incorporation of the Company (the “Charter”) to stagger the Board and employment status of the CEO of the Company.  The foregoing description of the Voting and Governance Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting and Governance Agreement attached as Exhibit 10.4 hereto, which is incorporated herein by reference.

Limited Liability Company Agreement

On August 31, 2018, the Company entered into the Fourth Amended and Restated Limited Liability Company Agreement of Yield LLC with Zephyr Renewables (the “Fourth Amended and Restated Limited Liability Company Agreement”), which sets forth the rights and obligations of the Company, as managing member, and Zephyr Renewables, as member, of Yield LLC.  The foregoing description of the Fourth Amended and Restated Limited Liability Company Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Fourth Amended and Restated Limited Liability Company Agreement attached as Exhibit 10.6 hereto, which is incorporated herein by reference.

Transition Services Agreement

On August 31, 2018, in connection with the consummation of the Company Securities Transaction, the Company entered into a Transition Services Agreement with NRG (the “NRG TSA”), pursuant to which NRG or certain of its affiliates will provide certain services to the Company following the consummation of the Company Securities Transaction, in exchange for the payment of a fee in respect of such services.  The foregoing description of the NRG TSA does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the NRG TSA attached as Exhibit 10.7 hereto, which is incorporated herein by reference.

364-Day Bridge Credit Agreement

On August 31, 2018, each of Yield Operating LLC, as borrower, and Yield LLC, as guarantor, entered into a senior unsecured 364-Day Bridge Credit Agreement (the “Bridge Credit Agreement”) with certain subsidiaries of Yield Operating LLC party thereto, as guarantors, Royal Bank of Canada, as administrative agent, the lenders party thereto and the other parties listed on the signature pages thereof.

The Bridge Credit Agreement provides that Yield Operating LLC can borrow up to a maximum principal amount of $1.5 billion at a rate per annum equal to LIBOR or a base rate plus an applicable margin equal to 3.00% in the case of LIBOR loans and  2.00% in the case of base rate loans, in each case subject to an additional 0.25% on the 90th day following the effective date of the Bridge Credit Agreement, 0.25% on the 180th day following such effective date and 0.50% on each 90th day thereafter while any loans remain outstanding. The obligation of the lenders to fund loans under the Bridge Credit Agreement will expire on the date that is 110 days after the effective date of the Bridge Credit Agreement.  Loans under the Bridge Credit Agreement will mature 364 days after the effective date of the Bridge Credit Agreement, provided that Yield Operating LLC may elect in its sole discretion to extend the maturity of up to one-third of the loans that are outstanding 60 days prior to such date for an additional 90-day period, so long as at least $300.0 million principal amount of loans remain outstanding.  Any such extension would be subject to the payment of an extension fee equal to 0.50% of the aggregate principal amount of the loans subject to such extension.  In addition, the lenders under the Bridge Credit Agreement will be paid a duration fee of 0.50% of the aggregate principal amount of outstanding loans on each of the 90th, 180th and 271st days after the effective date of the Bridge Credit Agreement.

Unused commitments under the Bridge Credit Agreement will be reduced (a) on the business day immediately succeeding the day on which the Company has satisfied its obligations under the 2014 Indenture and the 2015 Indenture to repurchase the Convertible Notes pursuant to the Repurchase Right and to settle all Convertible Notes in connection with the Zephyr Transaction, in an amount equal to the principal amount of the Convertible Notes that then remain outstanding, and (b) upon the completion of a successful consent solicitation, if any, providing a waiver with respect to the change of control offer requirements under a series of Yield Operating LLC’s outstanding senior notes, in an amount equal to the principal amount of the senior notes of such series.  In addition, outstanding loans under the Bridge Credit Agreement are required to be prepaid with the net cash proceeds received in connection with certain debt incurrences, equity issuances and non-ordinary course asset sales.

Borrowings under the Bridge Credit Agreement are guaranteed by Yield LLC and certain subsidiaries of Yield Operating LLC. The Bridge Credit Agreement contains covenants that limit certain of Yield Operating LLC’s and the guarantors’ activities, including those relating to mergers, consolidations, and granting additional security interests to secure debt. The Bridge Credit Agreement also contains customary events of default and related cure provisions, including the requirement that Yield Operating LLC pay additional interest at the rate of 2.0% per year upon the occurrence of certain events of default.

The foregoing summary of the Bridge Credit Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Bridge Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.8 and incorporated herein by reference. A press release announcing the entry into the Bridge Credit Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

On August 31, 2018, in connection with the consummation of the Company Securities Transaction, the Company entered into a Termination Agreement (the “MSA Termination Agreement”) with Yield LLC, Yield Operating LLC and NRG terminating the Management Services Agreement, dated as of July 22, 2013 (the “Original MSA”) by and among the Company, Yield LLC, Yield Operating LLC and NRG.

The foregoing summary of the MSA Termination Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the MSA Termination Agreement, attached as Exhibit 10.9 hereto, which is incorporated herein by reference.  For further information regarding specific terms and conditions of the Original MSA, reference is made to such agreement, which was filed with the SEC on July 26, 2013, as Exhibit 10.4 to the Company’s Current Report on Form 8-K and is incorporated by reference herein.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Bridge Credit Agreement are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The consummation of the Company Securities Transaction on August 31, 2018 constituted a “Fundamental Change” and “Make-Whole Fundamental Change” under each of (1) the Indenture, dated February 11, 2014, by and among the Company, as issuer, Yield Operating LLC and Yield LLC, as guarantors, and Wilmington Trust, National Association, as trustee (the “2014 Indenture”), governing the 3.50% Convertible Senior Notes due 2019 (the “2019 Notes”), of which $329.2 million aggregate principal amount are outstanding, and (2) the Indenture, dated June 29, 2015, by and among the Company, as issuer, Yield Operating LLC and Yield LLC, as guarantors, and Wilmington Trust, National Association, as trustee (the “2015 Indenture”), governing the 3.25% Convertible Senior Notes due 2020 (the “2020 Notes” and together with the 2019 Notes, the “Convertible Notes”), of which $287.5 million aggregate principal amount are outstanding.  As a result, holders of the Convertible Notes have the right to require the Company to purchase for cash all or any portion of their Convertible Notes on a date to be specified by the Company (the “Fundamental Change Purchase Date”) at a price equal to 100% of the principal amount of the Convertible Notes to be purchased, plus accrued and unpaid interest, if any, to but excluding, the Fundamental Change Purchase Date, as set forth in the applicable Indenture (the “Repurchase Right”), which notice will be provided to the holders of the Convertible Notes by September 10, 2018.  In addition, holders of the 2019 Notes have the right to convert all or any portion of their 2019 Notes at any time prior to 5:00 p.m., New York City time, on January 30, 2019, which is the second Scheduled Trading Day (as defined in the 2014 Indenture) immediately preceding the maturity date of February 1, 2019 for cash in an amount equal to the sum of the Daily Conversion Values (as defined in the 2014 Indenture) during the 40-trading day period ending two trading days before the maturity date (as may be adjusted under the 2014 Indenture as a result of the Make-Whole Fundamental Change).  Pursuant to the terms of the 2014 Indenture, on July 26, 2018, the Company made an irrevocable election to settle the conversion of any 2019 Notes validly submitted for conversion on or after August 1, 2018 entirely in cash.  Because the Company Securities Transaction constitutes a Make-Whole Fundamental Change under the 2014 Indenture, the conversion rate applicable to 2019 Notes surrendered for conversion at any time from and including August 31, 2018, the date on which the Make-Whole Fundamental Change occurred, up to and including the business day immediately prior to the Fundamental Change Purchase Date (such period, the “Make-Whole Fundamental Change Period”), shall be increased by additional shares, as determined by the Company in accordance with the 2014 Indenture.  The Company has determined that the additional shares per $1,000 principal amount of the 2019 Notes converted during the Make-Whole Fundamental Change Period is equal to 7.4334 additional shares and the relevant conversion rate for holders who elect to convert their 2019 Notes during the Make-Whole Fundamental Change Period will be increased to 50.3978, per $1,000 principal amount of the 2019 Notes, which is equivalent to a conversion price of approximately $19.84 per share.  The conversion rate for any 2019 Notes surrendered for conversion before or after the Make-Whole Fundamental Change Period will not be increased by the additional shares.

Holders of the 2020 Notes have the right to convert all or any portion of their 2020 Notes at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding the Fundamental Change Purchase Date.  Upon conversion of any 2020 Notes, the Company will pay or deliver, as the case may be, to the converting holder, at the Company’s election, cash, shares of the Company’s Class C common stock, $0.01 par value per share (the “Class C Common Stock”) or any combination of the foregoing based on the then applicable conversion rate (as may be adjusted under the 2015 Indenture) in accordance with the 2015 Indenture. Although the Company Securities Transaction constitutes a Make-Whole Fundamental Change under the 2015 Indenture, no increase to the conversion rate for the 2020 Notes will apply as a result of the Make-Whole Fundamental Change because the applicable stock price for the Class C Common Stock is less than the lowest price set forth in the make-whole table in the 2015 Indenture.

Item 5.01 Changes in Control of Registrant.

The information set forth in Items 1.01 and 5.02 is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective immediately upon the consummation of the Company Securities Transaction, in accordance with the terms of the Consent and Indemnity Agreement and Voting and Governance Agreement, the size of the Board was increased to nine directors, which now include five directors designated by GIP, three independent directors currently serving on the Board, John Chlebowski, Brian Ford and Ferrell McClean, and Christopher S. Sotos, the CEO of the Company.

Resignation of Kirkland B. Andrews, John Chillemi and Mauricio Gutierrez

On August 31, 2018, Messrs. Kirkland B. Andrews, John Chillemi and Mauricio Gutierrez resigned from their respective positions as members of the board of directors of the Company.  Each of their respective resignations was effective upon the consummation of the Company Securities Transaction.  Each of their respective resignations was not the result, in whole or in part, of any disagreement with the Company.

Resignation of David Callen as Vice President and Chief Accounting Officer

On August 31, 2018, effective immediately upon the consummation of the Company Securities Transaction, David Callen resigned from his position as Vice President and Chief Accounting Officer of the Company.  Mr. Callen’s resignation as Vice President and Chief Accounting Officer of the Company was not the result, in whole or in part, of any disagreement with the Company.

Election of Ms. Mary-Lee Stillwell as Vice President and Chief Accounting Officer

On August 31, 2018, effective immediately upon the consummation of the Company Securities Transaction, Mary-Lee Stillwell was appointed as Vice President and Chief Accounting Officer of the Company. Ms. Stillwell, age 45, previously served as Vice President and Assistant Controller of NRG since December 2012, where she was responsible for managing and directing NRG’s financial accounting and reporting activities as well as overseeing the accounting for the Renewables business and various shared service functions. Prior to her work at NRG, Ms. Stillwell served as Assistant Controller — Integration and Internal Controls of GenOn Energy, Inc., in Houston, Texas, from September 2010 to December 2012, where she was responsible for all Sarbanes-Oxley compliance as well as integrations of mergers and acquisitions. From April 2008 to September 2010, Ms. Stillwell served as the Director of  Financial and Tax Reporting for RRI Energy, Inc. and held various other accounting positions with the predecessor companies of RRI Energy, Inc. since January 2003. Prior to this, Ms. Stillwell was an auditor with PricewaterhouseCoopers in Houston, Texas. In connection with her appointment, Ms. Stillwell will receive a special one-time grant of Restricted Stock Units from the NRG Yield Long-Term Incentive Plan. The value of this award will be based upon the value of outstanding, unvested awards which forfeit upon her termination of employment with NRG.

The information set forth in Item 1.01 is incorporated by reference herein.

Election of Directors

On August 31, 2018, effective immediately upon the consummation of the Company Securities Transaction and the resignations of Messrs. Kirkland B. Andrews, John Chillemi and Mauricio Gutierrez from their respective positions as directors of the Board, Messrs. Jonathan Bram, Bruce MacLennan, E. Stanley O’Neal, Scott Stanley and Nathaniel Anschuetz became members of the board of directors of the Company.  Certain biographical and other information with respect to each director is set forth below.

Biography of Jonathan Bram

Jonathan Bram, 53, is a Founding Partner of GIP and serves on its Investment and Operating Committees. He leads GIP’s Power industry investment team in North America. Prior to the formation of GIP in 2006, Mr. Bram spent 15 years at Credit Suisse as a Managing Director in the Investment Banking Division, where he served as Co-Head of the Global Industrial and Services Group. From 2002 to 2004, he was Chief Operating Officer of the Investment Banking Division and prior to that time he was co-head of corporate finance for the 150 person U.S. Energy Group. Mr. Bram represented the firm in raising more than $30 billion of debt and equity capital for electric utilities and independent power generators globally. These companies and projects included renewable power facilities that utilized wind, solar, geothermal and hydroelectric technologies. Mr. Bram holds an A.B. in Economics from Columbia College. He is a member of the Board of Directors of Guacolda Energia, S.A. and previously served on the board of Terra-Gen Power as well as Channelview Cogeneration. Mr. Bram was selected to serve as a director due to, among other factors, his investment and strategic experience, his leadership skills, and his experience in mergers and acquisitions in the renewables sector, including GIP’s prior investment in Terra-Gen.

Biography of Bruce MacLennan

Bruce MacLennan, 51, is a Partner of GIP since January 2018 and serves on its Investment and Operating Committees. He focuses on the energy and electricity and renewables sectors and led GIP’s investment in Competitive Power Ventures, a power generation development and asset management company. Prior to joining GIP at its formation in 2006, Mr. MacLennan spent eight years at Credit Suisse, where he most recently served as a Director in the Investment Banking Division. Previously, he spent six years at Citibank and Citicorp Securities in New York and Tokyo. Mr. MacLennan holds an A.B. from Harvard University and an M.B.A. from the Wharton School of the University of Pennsylvania. He is currently a member of the Board of Directors of Competitive Power Ventures.  Mr. MacLennan was selected to serve as a director due to, among other factors, his renewables industry background, his expertise in mergers and acquisitions and capital markets, and his leadership skills.

Biography of E. Stanley O’Neal

E. Stanley O’Neal, 66, served as Chairman of the Board and Chief Executive Officer of Merrill Lynch & Co., Inc. until October 2007. He became Chief Executive Officer of Merrill Lynch in 2002 and was elected Chairman of the Board in 2003. Mr. O’Neal was employed with Merrill Lynch for 21 years, serving as President and Chief Operating Officer from July 2001 to December 2002; President of U.S. Private Client from February 2000 to July 2001; Chief Financial Officer from 1998 to 2000 and Executive Vice President and Co-head of Global Markets and Investment Banking from 1997 to 1998. Before joining Merrill Lynch, Mr. O’Neal was employed at General Motors Corporation where he held a number of financial positions of increasing responsibility. Currently, Mr. O’Neal is a member of the Audit and Finance committees of Arconic Inc., an aluminum manufacturing company and the former parent company of Alcoa Inc. Mr. O’Neal is also a director of Platform Specialty Products Corporation, a global, diversified producer of high technology specialty chemical products and provider of technical services. Mr. O’Neal was a director of General Motors Corporation from 2001 to 2006, chairman of the board of Merrill Lynch & Co., Inc. from 2003 to 2007, and a director of American Beacon Advisors, Inc. (investment advisor registered with the Securities and Exchange Commission) from 2009 to September 2012. Mr. O’Neal was selected to serve as a director due to, among other factors, his extensive executive experience, financial expertise and leadership skills.

Biography of Scott Stanley

Scott Stanley, 61, is an Operating Partner of GIP since August 2018 and has been employed by GIP since April 2007 as an Operating Principal. Mr. Stanley holds a B.S. in Ceramic Engineering from The Ohio State University and has 39 years of experience in operational roles, including prior assignments with GE, Honeywell, and United Technologies. Working predominantly in the transport sector with GIP, Mr. Stanley has held roles as Chief Operating Officer with London City Airport, Gatwick Airport, and Pacific National and also served on the Board of Directors at Edinburgh Airport. Mr. Stanley was selected to serve as a director due to, among other factors, his operational and strategic experience.

Biography of Nathaniel Anschuetz

Nathaniel Anschuetz, 31, is a Vice President at GIP. Prior to joining GIP in 2012, Mr. Anschuetz was an Analyst in the Power & Utilities Coverage Group at Citigroup from June 2010 through June 2012.  Mr. Anschuetz holds a B.A. in Economics and Operations Research, and a concentration in Sustainable Development from Columbia College. Mr. Anschuetz was selected to serve as a director due to, among other factors, his renewables expertise.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 31, 2018, the Company filed a Certificate of Amendment to the Charter with the Secretary of State of the State of Delaware to change the Company’s name to “Clearway Energy, Inc.” effective as of August 31, 2018 (the “Name Change”).

Additionally, the Board amended and restated the Third Amended and Restated Bylaws of the Company (the “Fourth Amended and Restated Bylaws”), effective upon the effectiveness of the Certificate of Amendment, to reflect the Company’s name change to Clearway Energy, Inc..

The foregoing description of the Certificate of Amendment and the Fourth Amended and Restated Bylaws do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Certificate of Amendment and the Fourth Amended and Restated Bylaws attached hereto as Exhibits 3.1 and 3.2, respectively, which are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 31, 2018, the Company issued a press release announcing the consummation of the Company Securities Transaction and the Name Change.  A copy of the press release is furnished herewith as Exhibit 99.1.

In connection with the Name Change, new CUSIP numbers and ticker symbols were assigned to the Company’s Class A common stock, $0.01 par value per share, and Class C common stock, $0.01 par value per share.  The new CUSIP number for the Class A common stock is 18539C 105 and the new CUSIP number for the Class C common stock is 18539C 204. The Company’s Class A common stock will trade on the New York Stock Exchange under the symbol “CWEN.A”. The Company’s Class C common stock will trade on the New York Stock Exchange under the symbol “CWEN”.  The Company anticipates that trading under the new name, CUSIP numbers and ticker symbols will begin at the opening of trading on September 17, 2018.

The information in Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  The information Exhibit 99.1 shall not be incorporated by reference into any filing or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing or document.

Cautionary Note Regarding Forward-Looking Statements.  This Form 8-K and the press release contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements.  Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Document

3.1	Certificate of Amendment for the Restated Certificate of Incorporation of Clearway Energy, Inc., dated August 31, 2018
3.2	Fourth Amended and Restated Bylaws of Clearway Energy, Inc., dated August 31, 2018
10.1	Master Services Agreement, dated as of August 31, 2018, by and among NRG Yield, Inc., NRG Yield LLC, NRG Yield Operating LLC and Zephyr Renewables LLC
10.2	Master Services Agreement, dated as of August 31, 2018, by and among Zephyr Renewables LLC, NRG Yield, Inc., NRG Yield LLC, and NRG Yield Operating LLC
10.3	Right of First Offer Agreement, dated as of August 31, 2018, by and among NRG Yield, Inc., Zephyr Renewables LLC and solely for purposes of Section 2.4, GIP III Zephyr Acquisition Partners, L.P.
10.4	Zephyr Voting and Governance Agreement, dated as of August 31, 2018, by and between NRG Yield, Inc. and Zephyr Renewables LLC

10.5	Third Amended and Restated Right of First Offer Agreement, dated as of August 31, 2018, by and between NRG Yield, Inc. and NRG Energy, Inc.
10.6	Fourth Amended and Restated Limited Liability Company Agreement of NRG Yield LLC, dated as of August 31, 2018, by and between NRG Yield, Inc. and Zephyr Renewables LLC
10.7	Transition Services Agreement, dated August 31, 2018, by and between NRG Yield, Inc. and NRG Energy, Inc.
10.8

364-Day Bridge Credit Agreement, dated August 31, 2018, by and between NRG Yield Operating LLC, as borrower, NRG Yield LLC, as holdings, the lenders party thereto and Royal Bank of Canada, as administrative agent

10.9	Termination Agreement, dated as of August 31, 2018, by and among NRG Yield, Inc., NRG Yield LLC, NRG Yield Operating LLC and NRG Energy, Inc.
99.1	Press Release, dated August 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearway Energy, Inc.
(Registrant)

By:	/s/ Kevin P. Malcarney
Kevin P. Malcarney
General Counsel and Corporate Secretary

Dated:  September 5, 2018